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                                                                    EXHIBIT 99-5


                        CERTIFICATION OF PERIODIC REPORT



I, Anthony F. Earley, Jr., Chairman, President, Chief Executive and Chief Operating Officer of Michigan Consolidated Gas Company (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge and belief:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:   November 13, 2002                  /s/ ANTHONY F. EARLEY, JR.
                                  ----------------------------------------------
                                              Anthony F. Earley, Jr.
                                  Chairman, President, Chief Executive and Chief
                                               Operating Officer of
                                        Michigan Consolidated Gas Company